SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRAVELERS PPTY CAS

                    GAMCO INVESTORS, INC.
                                 4/13/00           20,000            41.7500
                                 4/12/00           99,500            41.7500
                    GABELLI ASSOCIATES LTD
                                 4/12/00           50,000            41.7500
                    GABELLI GROUP CAPITAL PARTNERS, INC.

                                 4/14/00           50,000            41.6875
                                 4/12/00          128,000            41.7363
          GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 4/14/00          200,000            41.7375
                         GABELLI UTILITY TRUST
                                 4/14/00           30,000            41.7375
                         GABELLI GLOBAL TELECOMMUNICATIONS FUND
                                 4/14/00          100,000            41.7375
                         GABELLI CONVERTIBLE SECURITIES FUND

                                 4/12/00           50,000            41.8000
                         GABELLI CAPITAL ASSET FUND
                                 4/14/00          100,000            41.8000















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.